Exhibit 10.1

AMENDMENT NO. 2 TO
THIRD AMENDED AND RESTATED
WAREHOUSING CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Amendment”), is dated as of September 30, 2011, by and among Centerline Mortgage Capital Inc., a Delaware corporation (“CMC”), Centerline Mortgage Partners Inc., a Delaware corporation (“CMP,” and, collectively with CMC, the “Borrowers”), the lenders from time to time party to the Credit Agreement (as defined below) and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Agent”).

R E C I T A L S

A.           The Agent, the Lenders, and the Borrowers are parties to that certain Third Amended and Restated Warehousing Credit and Security Agreement, dated as of October 4, 2010 (as amended by that certain Amendment No. 1 to Third Amended and Restated Warehousing Credit and Security Agreement, dated as of September 23, 2011, and as it may be further amended and/or restated from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Credit Agreement;

B.           The Borrowers have requested that the Agent and the Lenders extend the stated Maturity Date of the Credit Agreement until September 25, 2012; and

C.           In response to such request, the Agent and the Lenders have agreed to amend the Credit Agreement solely upon the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Agent, the Lenders, and the Borrowers, the parties hereto agree as follows:

Section 1.           Amendments.

1.1          Maturity Date.  The definition of “Maturity Date” set forth in Exhibit A the Credit Agreement is hereby amended by deleting the phrase “September 30, 2011” contained therein and replacing it with “September 25, 2012.”  All references to the term “Maturity Date” in the Loan Documents shall mean such term as amended hereby.

1.2          Amendment to Servicing Portfolio Report.  Section 7.5.4(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g)           as soon as available and in any event within sixty (60) days after the end of each calendar quarter, a consolidated report (a “Servicing Portfolio Report”) as of the end of the calendar quarter, as to all (i) Mortgage Loans the servicing rights to which are owned by the Borrowers (specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Loans; and (ii) other loans as to which the Borrowers have any loss sharing exposure; including without limitation any such Mortgage Loans or loans that have been transferred to Fannie Mae or Freddie Mac for resolution.  The Servicing Portfolio Report must indicate which Mortgage Loans or other loans (1) are current and in good standing, (2) are more than thirty (30), sixty (60) or ninety (90) days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by the Borrowers or (5) have been transferred to Fannie Mae or Freddie Mac for resolution;”

1.3          Amendment to Minimum Portfolio Amount.  Section 7.25.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.25.5                 Minimum Portfolio Amount.  At no time shall the aggregate principal balances of Serviced Loans be less than $7,000,000,000.00.  For purposes of this covenant, “Serviced Loans” shall not include (a) any Serviced Loans which are sixty (60) or more days past due or are otherwise in default or (b) with respect to any loans which the Borrowers own or at any time owned the servicing rights, any such loans that have been transferred to Fannie Mae or Freddie Mac for resolution.”

1.4          Amendment to Maximum Serviced Loans Delinquencies.  Section 7.25.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.25.6                 Maximum Loss Share Loans Delinquencies.  At no time shall the aggregate principal amount of Defaulted Loss Share Loans exceed 2% of the aggregate principal balances of all Loss Share Loans.”

1.5          Amendment to Commitment Amount.  The definition of “Commitment Amount” set forth in Exhibit A to the Credit Agreement is hereby amended by deleting the reference to “$200,000,000” contained therein and replacing it with “$100,000,000”.  All references to the term “Commitment Amount” in the Loan Documents shall mean such term as amended hereby.  In connection with the foregoing amendment, the cover page to the Credit Agreement is hereby amended by deleting the reference to “$200,000,000” contained thereon and replacing it with “$100,000,000”.

1.6          Amendment to EBITDA.  The definition of “EBITDA” set forth in Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“EBITDA means, for any period of determination, an amount derived from (a) Net Income for such period, plus (b) to the extent included in the determination of Net Income, depreciation, amortization, Interest Expense and income taxes, plus or minus (c) to the extent included in the determination of Net Income for such period, any extraordinary losses or gains resulting from sales, write-downs, write-ups, write-offs or other valuation adjustments of assets or liabilities, plus (d) non-cash DUS Loan Loss Reserves, minus (e) any loss share payments made with respect to the Fannie Mae DUS Program, minus (f) any loss share payments made with respect to a Freddie Mac Mortgage Loan, minus (g) additions to restricted cash, minus (h) any tax benefit, minus (i) actual taxes paid, and minus (j) any other non-cash income including, without limitation, non-cash income resulting from Servicing Contracts, in each case, determined with respect to the Borrowers and their respective consolidated Subsidiaries on a consolidated basis consistent with GAAP applied in a manner consistent with the financial statements delivered pursuant to this Agreement.”

All references to the term “EBITDA” in the Loan Documents shall mean such term as amended hereby.

1.7          Amendment to Servicing Contract.  The definition of “Servicing Contract” set forth in Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Servicing Contract means each agreement between a Borrower and Fannie Mae, Freddie Mac, FHA or Ginnie Mae, pursuant to which such Borrower services Serviced Loans, in each case as amended and/or restated from time to time.  Notwithstanding the foregoing, “Servicing Contract” shall not include any agreement with respect to any Serviced Loans included in the Spinnaker Transaction.”

All references to the term “Servicing Contract” in the Loan Documents shall mean such term as amended hereby.

1.8          Amendment to Subservicing Agreements.  The definition of “Subservicing Agreements” set forth in Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Subservicing Agreements means, collectively:  (a) that certain Subservicing Agreement, dated as of March 1, 2010, between CMP and Centerline Servicing relating to mortgage loans purchased by Freddie Mac; (b) that certain Amended and Restated Subservicing Agreement, dated as of March 1, 2010, between CMC and Centerline Servicing relating to the securitization of multi-family housing revenue bonds from certain of CHC’s direct and indirect Subsidiaries to Freddie Mac; (c) that certain Amended and Restated Subservicing Agreement, dated as of March 1, 2010, between CMC and Centerline Servicing relating to mortgage loans purchased by Fannie Mae; (d) that certain Master Subservicing Agreement, dated as of June 25, 2010, between CMC and Midland Loan Services, Inc. (“Midland”) relating to mortgage loans purchased by FHA; and (e) any similar agreements pursuant to which Midland or another entity acceptable to FHA shall provide primary and special servicing and sub-servicing for the Borrowers’ FHA portfolio, each with market terms and conditions reasonably acceptable to the Agent.”

All references to the term “Subservicing Agreements” in the Loan Documents shall mean such term as amended hereby.

1.9          Addition of Defined Terms.  Exhibit A to the Credit Agreement is hereby amended by adding the following defined terms, each of which shall be inserted in its correct alphabetical location therein:

“Defaulted Loss Share Loans means Loss Share Loans which are sixty (60) or more days past due or are otherwise in default.”

“Loss Share Loans means Servicing Loans and any other loans as to which the Borrowers have any loss sharing exposure, including, without limitation, any such Servicing Loans or other loans that have been transferred to Fannie Mae or Freddie Mac for resolution.”

“Spinnaker Transaction means the issuance of certain multifamily housing revenue bonds acquired by Freddie Mac as more fully described in that certain Servicing Agreement, dated as of December 1, 2007, by and between, Freddie Mac and CMC (as the same may be amended, restated, supplemented or otherwise modified from time to time).”

1.10        Amendment to Approved Investor List.  Exhibit H to the Credit Agreement is hereby amended by adding “BMO Capital Markets Group” to the list of Approved Investors.

1.11        Amendment to Disclosure Schedule.  The Disclosure Schedule to the Credit Agreement is hereby deleted in its entirety and replaced with the Disclosure Schedule attached hereto.

Section 2.           Fee Letter.  The Borrowers, jointly and severally, agree to pay the Agent and Banc of America Securities, LLC (“BAS”) the fees described in that certain side letter of even date herewith by and between the Agent and the Borrowers (as the same may be amended and/or restated from time to time, the “Fee Letter”), which amends and restates in its entirety the prior Fee Letter under the Credit Agreement, dated as of October 4, 2010, by and among the Agent, BAS and the Borrowers.

Section 3.           Representations and Warranties.  The Borrowers, jointly and severally, represent and warrant to the Lenders as of the effective date of this Amendment that, assuming the due execution and delivery of this Amendment:  (a) no Default or Event of Default is in existence, from and after, or will result from, the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby; (b) each of the representations and warranties of the Borrowers in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event); and (c) this Amendment and the Credit Agreement (as amended by this Amendment) are legal, valid and binding agreements of the Borrowers and are enforceable against them in accordance with their terms.

Section 4.           Ratification.  Except as hereby amended, the Credit Agreement, all other Loan Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or Event of Default or of any covenant, term or provision of the Credit Agreement or the other Loan Documents.

Section 5.           Conditions Precedent.  The agreements set forth in this Amendment are conditional and this Amendment shall not be effective until:  (a) receipt by the Agent of a fully-executed counterpart original of this Amendment and the Fee Letter; (b) receipt by the Agent of the other instruments, agreements, certificates and documents listed on the closing checklist attached hereto as Exhibit A and (c) payment by the Borrowers of the commitment fee referenced in the Fee Letter and all of the Lenders’ and the Agent’s other fees, costs and expenses associated with the negotiation, preparation, execution, and administration of this Amendment and the Credit Agreement accrued through the date hereof, including, without limitation, the Agent’s attorneys’ fees.

Section 6.            Condition Subsequent.  On or before October 28, 2011 (the “Completion Date”), the Borrowers shall deliver to the Agent evidence reasonably satisfactory to the Agent that each Borrower is in good standing as a foreign corporation duly qualified to engage in business in the State of Maryland (the “MD Qualifications”).  The failure to deliver the MD Qualifications by the Completion Date shall, at the Agent’s option, be deemed to be an Event of Default.

Section 7.            Counterparts.  This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument.

Section 8.            Amendment as Loan Document.  Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

Section 9.            Governing Law.  This Amendment shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.

Section 10.          Successors and Assigns.  This Amendment shall be binding upon each of the Borrowers, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of each of the Borrowers, the Lenders and the Agent.

Section 11.          Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 12.          Expenses.  Each Borrower jointly and severally agrees to promptly reimburse the Agent and the Lenders for all expenses, including, without limitation, reasonable fees and expenses of outside legal counsel, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

Section 13.         Integration.  This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein.  This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment.  Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

Section 14.         No Course of Dealing.  The Agent and the Lenders have entered into this Amendment on the express understanding with the Borrowers that in entering into this Amendment the Agent and the Lenders are not establishing any course of dealing with the Borrowers.  The Agent’s and the Lenders’ rights to require strict performance with all of the terms and conditions of the Credit Agreement and the other Loan Documents shall not in any way be impaired by the execution of this Amendment.  None of the Agent and the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Agent and the Lenders may require the payment of fees in connection therewith.  Each of the Borrowers agrees that none of the ratifications and reaffirmations set forth herein, nor the Agent’s nor any Lender’s solicitation of such ratifications and reaffirmations, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrowers with respect to any subsequent modification, consent or waiver with respect to the Credit Agreement or any other Loan Document.

Section 15.         Jury Trial Waiver.  THE BORROWERS, THE AGENT AND THE LENDERS BY ACCEPTANCE OF THIS AMENDMENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first set forth above.

BORROWERS:	CENTERLINE MORTGAGE CAPITAL INC.
	By:	/s/ William T. Hyman
	Name:	William T. Hyman
	Title:	Chief Executive Officer
CENTERLINE MORTGAGE PARTNERS INC.
	By:	/s/ William T. Hyman
	Name:	William T. Hyman
	Title:	Chief Executive Officer
AGENT AND LENDER:	BANK OF AMERICA, N.A.
	By:	/s/ John F. Simon
	Name:	John F. Simon
	Title:	Senior Vice President

Signature Page to Amendment No. 2 to Third Amended and Restated Warehousing Credit and Security Agreement